Exhibit 10.37

      SIXTH AMENDMENT TO CONSULTING SERVICES AGREEMENT

     This Agreement, made and entered into and effective as of the 27th day of September, 1995 (the "Effective Date"), by and among John A. Urquhart, whose address is 111 Beach Road, Fairfield, Connecticut 06430 ("Consultant"), Enron Corp., a Delaware corporation ("Enron" or "Company"), and Enron Power Corp., a Delaware corporation ("EPC"), is an amendment to that certain Consulting Services Agreement entered into among the parties and effective as of the first day of August, 1991.

     WHEREAS, the parties desire to amend the Consulting
Services Agreement;

     NOW, THEREFORE, in consideration of the Consultant's continued engagement with Company and of the covenants contained herein, the parties agree as follows:

     1. The following sentence shall be added to the end of Paragraph 3 of section (3)E of the Consulting Services
Agreement:

     "The grant price shall be the higher of (a) the closing price of one share of Enron Corp. common stock on December 29, 1995 or (b) $34.375."

     2. This Agreement is the sixth amendment to the Consulting Services Agreement as previously amended, and the parties agree that all other terms, conditions and stipulations contained in said Consulting Services Agreement and the previous amendments thereto shall remain in full force and effect and without any change or modification, except as provided herein.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   JOHN A. URQUHART

                                   JOHN A. URQUHART


ENRON CORP.                        ENRON POWER CORP.

R. D. KINDER                       PEGGY B. MENCHACA
Title: President & COO             Title: V.P. & Corp. Secretary